Klaus Siebert & Company, P.C.

Certified Public Accountants

January 7, 2009

To the Board of NaturalNano, Inc.:

I hereby resign from the Board of Directors of NaturalNano, Inc., effective immediately for personal reasons.

/s/Klaus E.T. Siebert

Klaus E.T. Siebert